Exhibit 10.4.1

STOCK OPTION GRANT NOTICE

UNDER THE HUMACYTE, INC.
2021 LONG-TERM INCENTIVE PLAN

Humacyte, Inc. (the “Company”) hereby grants to Grantee, as of the Grant Date, an option (this “Option”) to purchase shares of the Company’s Common Stock pursuant to the Humacyte, Inc. 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the attached Stock Option Agreement (the “Award Agreement”).

Grantee:	[Full Name]

Grant Date:	[Month Day, Year]

Maximum Number of Shares Subject to Option:	[Number]

Exercise Price Per Share:	USD [Exercise Price]

Type of Option:	[Nonqualified Stock Option][Incentive Stock Option]

Vesting Commencement Date:	[Month Day, Year]

Expiration Date:	The date [ten (10)] years after the Grant Date set forth above, subject to earlier expiration as provided in Section 4 of the Award Agreement.

Vesting Schedule:	The Option shall vest as follows, subject to Grantee’s continued employment or services through such date: [(i) 25% of the Shares subject to the Option on the Grant Date shall vest on the one-year anniversary of the Vesting Commencement Date, and (ii) 1/48th of the Shares subject to the Option on the Grant Date shall vest each month after the one-year anniversary of the Vesting Commencement Date on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of such month) over a period of 36 months, such that all of the Shares subject to the Option on Grant Date shall be fully vested on the four-year anniversary of the Vesting Commencement Date].

Additional Terms & Acknowledgement:

Grantee and the Company agree that the Option is granted under and governed by this Grant Notice and by the provisions of the Plan and the Award Agreement. The Plan and the Award Agreement are incorporated herein by reference. Grantee acknowledges receipt of a copy of this Grant Notice, the Plan and the Award Agreement, represents that Grantee has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their respective terms and conditions. Notwithstanding anything in the prior sentence, if Grantee has not actively accepted the Option within three (3) months of the Grant Date, Grantee is deemed to have accepted the Option, subject to all of the terms and conditions in this Grant Notice, the Plan and the Award Agreement, unless otherwise determined by the Administrator.

This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By Grantee’s acceptance hereof (whether written, electronic or otherwise), Grantee agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Grantee accepts the electronic delivery of any documents that the Company (or any third party the Company may designate), may deliver in connection with this grant (including the Plan, this Grant Notice, the Award Agreement, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.

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HUMACYTE, INC.

By:
Name:
Title:

GRANTEE

[Name]

STOCK OPTION AGREEMENT

UNDER THE HUMACYTE, INC.
2021 LONG-TERM INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made by and between the Company and Grantee. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan or in the Stock Option Grant Notice attached as the facing page(s) to this Agreement (the “Grant Notice”), as applicable. References to this Agreement shall also be deemed to include a reference to the Grant Notice, unless the context provides otherwise.

1.	Grant of Option. Grantee has been granted an option to purchase from the Company the number of shares of Common Stock as set forth in the Grant Notice, at the Exercise Price set forth in the Grant Notice, in accordance with the terms and conditions stated in this Agreement and in the Plan. The shares of Common Stock subject to the Option granted hereby are referred to below as the “Shares”.

2.	Definitions.

(a)	“Cause” shall mean (x) the definition ascribed to such term in an employment or other service agreement between Grantee and the Company, a Subsidiary or any surviving entity following a Corporate Transaction, or (y) in absence of any such definition, that Grantee’s service, as an employee or otherwise, with the Company or any surviving entity following a Corporate Transaction shall have terminated principally because (i) of Grantee’s breach of any employment, noncompetition or other agreement with such entity; (ii) Grantee commits any act of dishonesty toward such entity, theft of corporate property or unethical business conduct, or is convicted of any misdemeanor or felony involving dishonest, immoral or unethical conduct; (iii) Grantee commits any act of insubordination, fails to comply with any instructions of such entity’s president or board of directors, or materially violates any material policy of such entity (including any policy of non-discrimination or non-harassment), or (iv) Grantee commits any act or omission which such entity determines, in good faith, may materially adversely affect such entity’s business or operations, unless Grantee cures such action or omission within five (5) days after notice from such entity. The determination that a termination of Grantee’s employment or other service is either for Cause or without Cause will be made by the Administrator, and any determination by the Administrator that the employment or other service of Grantee was terminated with or without Cause for the purposes of this Agreement will have no effect upon any determination of the rights or obligations of the Company or Grantee for any other purpose.

(b)	“Disability” shall mean any illness or other physical or mental condition of Grantee that renders Grantee incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder that will continue for at least 180 days as stated in the reasonable opinion of a qualified doctor approved by Grantee and the Administrator. If Grantee refuses to submit to the examination by, or participate in the selection of, a physician, or if Grantee and the Administrator are unable to agree on the selection of a physician, then the determination of whether there is a Disability will be made by the Administrator acting in good faith. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(c)	An “Involuntary Termination” is any Termination of Service of Grantee by the Company or any surviving entity in a Corporate Transaction for any reason other than for Cause.

(d)	A “Termination of Service” means a separation from service from the Company or any Subsidiary thereof.

3.	Vesting of Option.

(a)	Subject to Section 3(b) below, the Option shall vest and become exercisable in accordance with the Vesting Schedule set forth in the Grant Notice.

(b)	If the surviving entity in a Corporate Transaction assumes or replaces the Option and if there is an Involuntary Termination of Grantee’s employment within the period that commences thirty (30) days prior to the effective date of such Corporate Transaction and that ends twelve (12) months following the effective date of such Corporate Transaction, the Option shall vest and become exercisable, to the extent not already vested and exercisable, on the date of such Involuntary Termination.

4.	Termination of Option.

(a)	The Option shall remain exercisable with respect to any then vested portion thereof until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

(i)	the date all of the Shares are purchased by Grantee pursuant to the terms of this Agreement;

(ii)	upon the expiration of three (3) months following Grantee’s Termination of Service for any reason other than Cause, death or Disability;

(iii)	immediately upon the Termination of Service of Grantee by the Company for Cause;

(iv)	upon the expiration of one (1) year following Grantee’s Termination of Service as a result of death or Disability;

(v)	upon the expiration of one (1) year following the date of Grantee’s death, if death shall have occurred following Grantee’s Termination of Service and while the Option was still exercisable;

(vi)	on the thirtieth (30th) day following the date that the Company files articles of dissolution with the state in which the Company is incorporated or is otherwise dissolved under applicable law (the “Dissolution Date”);

(vii)	on the date the Option is cancelled in connection with a Corporate Transaction pursuant to the Plan (the “Cancellation Date”); or

(viii)	the Expiration Date set forth in the Grant Notice.

(b)	The Option shall be immediately cancelled and forfeited with respect to any then unvested portion thereof upon the earliest to occur of the following dates: the date of Grantee’s Termination of Service, the Dissolution Date, the Cancellation Date and the Expiration Date.

(c)	Upon its termination, the Option shall have no further force or effect and Grantee shall have no further rights under the Option or to any Shares that have not been purchased pursuant to prior exercise of the Option.

5.	Exercise of Option.

(a)	Subject to Section 4, the Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable in accordance with Section 3.

(b)	The Option may be exercised only by (i) Grantee’s completion, execution and delivery to the Company of a notice of exercise in the form supplied by the Company (which may be electronic), (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Exercise Price multiplied by the number of Shares being purchased as specified in Grantee’s notice of exercise, and (iii) the satisfaction by Grantee, in a manner acceptable to the Company, of any withholding liability under any state, federal or other law arising in connection with exercise of the Option. Grantee must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or if the Option is vested and exercisable with respect to fewer than 100 Shares, such lesser number). Grantee’s notice of exercise shall be given in the manner specified in Section 11 (or such other manner as may be specified by the Administrator) but any exercise of the Option shall be effective only when the items required by this paragraph are actually received by the Company. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal, state and other securities laws can be effected.

(c)	Payment of the aggregate Exercise Price may be made in cash or by check payable to the order of the Company for an amount in U.S. dollars equal to the aggregate Exercise Price of such Shares. Payment may also be made by delivery of Shares held by Grantee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, as determined by the Administrator in its discretion, and having an aggregate Fair Market Value equal to the amount of cash that would otherwise be required to pay the aggregate Exercise Price. Upon approval by the Administrator, payment may also be made by (i) authorizing a third party to sell a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the aggregate Exercise Price, or (ii) cashless exercise, in each case pursuant to the procedures established by the Administrator for this purpose. Payment may also be made by combining the above methods, to the extent permitted by the Administrator. To the extent that Shares are used in making full or partial payment of the Exercise Price, each such Share will be valued at the Fair Market Value thereof as of the date of exercise. Any overpayment will be promptly refunded, and any underpayment will be deemed an exercise of such lesser whole number of Shares as the amount paid is sufficient to purchase.

(d)	Except as otherwise provided in the Plan, upon any exercise of the Option by Grantee or as soon thereafter as is practicable, the Company shall issue and deliver to Grantee a certificate or certificates evidencing such number of Shares as Grantee has then elected to purchase. Such certificate or certificates shall be registered in the name of Grantee and shall bear such legends as the Company deems appropriate.

6.	Provisions Applicable to Incentive Stock Options. The provisions of this Section 6 apply only to the extent the Option is designated as an Incentive Stock Option in Section 1:

(a)	The Option shall be construed so that it is in compliance with the requirements of Code Section 422. If for any reason the Option does not meet the requirements of Code Section 422, then the Option or any portion of the Option, as necessary, shall be deemed a Non-Qualified Stock Option.

(b)	If the aggregate Fair Market Value, determined on the date of grant, of the Shares to which the Option and any other incentive stock options are exercisable for the first time by Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, the Option shall be deemed a Non-Qualified Stock Option to the extent of such excess.

7.	Restrictions on Transfer. The Option may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by Grantee other than by will or the laws of descent and distribution. The Option shall be exercisable only by Grantee during his or her lifetime. For this purpose, any reference to Grantee shall (when applicable) be deemed to be and include references to Grantee’s estate, executors or administrators, personal or legal representatives and transferees (direct or indirect). Any person to whom the Option is transferred in accordance with this Agreement shall be bound by all provisions of the Plan and this Agreement.

8.	Rights Prior to Exercise. Grantee will have no rights as a shareholder with respect to the Shares unless and until such Shares are issued to Grantee pursuant to the exercise of the Option.

9.	No Right to Continued Service. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to retain the services of Grantee, nor shall this Agreement affect in any way the right of the Company to terminate the services of Grantee as an employee or otherwise at any time and for any reason. By Grantee’s execution of this Agreement, Grantee acknowledges and agrees that Grantee’s service relationship with the Company is “at will.” No change of Grantee’s duties to the Company shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

10.	Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Grantee, and their respective heirs, personal and legal representatives, successors and assigns. Each of the Company’s affiliates shall be deemed to be a third-party beneficiary under this Agreement. The provisions of this Agreement extend to these third-party beneficiaries.

11.	Notices. Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, to its principal executive offices to the attention of the President, and, in the case of Grantee, to Grantee’s address as shown on the Company’s records.

12.	Terms and Conditions of Plan. The terms and conditions included in the Plan, the receipt of a copy of which Grantee hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

13.	Unsecured and Unfunded Agreement. Any rights of Grantee hereunder shall be no greater than the right of an unsecured general creditor of the Company. Any payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

14.	Governing Law. The Option and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of choice or conflict of laws that would otherwise refer to the laws of another jurisdiction.

15.	Entire Agreement. The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Option and Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Option and Shares other than as set forth in this Agreement. Grantee accepts the Option in full satisfaction of any and all obligations of the Company with respect to options granted or to be granted to Grantee, pursuant to the Plan or otherwise.

16.	Waiver. Any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver. The waiver by the Company of a breach of any provision of this Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.

17.	Amendment. Any amendment of this Agreement shall be effective only when signed by the Company and Grantee, except that the Administrator may amend this Agreement in its sole discretion and without the consent of Grantee in accordance with the provisions of Section 9(c) of the Plan (Amendment of Awards).

18.	Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

19.	Action by Administrator. All determinations made by the Administrator with respect to the interpretation, construction and application of any provision of this Agreement shall be final, conclusive and binding on the parties and any other persons having or claiming any interest in the Option or this Agreement.

20.	Code Section 409A. The Option and this Agreement shall be interpreted to be exempt from the requirements of Section 409A pursuant to Section 1.409A-1(b)(5)(i) of the Treasury regulations promulgated under Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Administrator or the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. If the failure to take an action under this Agreement would violate Section 409A, then to the extent it is possible thereby to avoid a violation of Section 409A, the rights and effects under this Agreement shall be altered to avoid such violation. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Agreement to satisfy the requirements of Section 409A, but that is not expressly set forth, shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provision were expressly set forth. Nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company or to any other individual or entity, and the Company shall have no liability to Grantee, or any other party, if this Award is not exempt or compliant with Section 409A. In all cases, the provisions of this paragraph shall apply notwithstanding any contrary provision of the Agreement.

21.	Data Privacy. Grantee acknowledges and agrees that the Company and its affiliates will process and retain certain personal data for the purposes of (1) calculating Awards, (2) monitoring Award terms and conditions, and (3) otherwise administering the Plan and Awards made under it. Such personal data may include, among other things, Grantee’s name, address, email address, social security number, pay data, job title, and employment dates. By executing this Agreement, Grantee consents to such processing, and to the sharing of such personal data with the Company, its affiliates, its agents, its advisers, its regulators, and tax authorities, wherever appropriate.

22.	No Advice Regarding the Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares. Grantee is hereby advised to consult with Grantee’s own personal tax, legal and financial advisors regarding Grantee’s participation in the Plan before taking any action related to the Option or the Plan.

23.	Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Grantee also agrees that all online acknowledgements shall have the same force and effect as a written signature.

24.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Option, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee (or any permitted transferee) to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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